Exhibit 1
                        INCENTIVE STOCK OPTION AGREEMENT

         AGREEMENT made as of the 22nd day of October, 1996 by and between AMERICAN INTERNATIONAL PETROLEUM CORPORATION, a Nevada corporation having its principal executive offices at 444 Madison Avenue, New York, New York 10022 ("Grantor"), and GEORGE N. FARIS, with an address at 444 Madison Avenue, New York, New York 10022 ("Optionee").

                              W I T N E S S E T H:

         WHEREAS, Optionee is presently employed by Grantor; and

         WHEREAS, Grantor is desirous of increasing the incentive of Optionee to exert his utmost efforts to improve the business of Grantor.

         NOW, THEREFORE, in consideration of Optionee's continued service to Grantor, and for other good and valuable consideration, Grantor hereby grants to Optionee options to purchase common stock of Grantor, $.08 par value ("Common Stock"), on the following terms and conditions:

         1.       Option.

         Pursuant to its 1995 Stock Option Plan (the "Plan"), Grantor hereby grants to Optionee an Incentive Stock Option, as such term is defined in Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), to purchase, prior to 5:00 p.m. on October 21, 1999, up to 1,000,000 fully paid and non-assessable shares of Common Stock (the "Shares"), subject to the terms and conditions set forth below.

         2.       Purchase Price.

         The purchase price shall be $0.50 per Share. Grantor shall pay all original issue or transfer taxes on the exercise of this option and all other fees and expenses necessarily incurred by Grantor in connection therewith.

         3.       Exercise of Option.

         (a) 250,000 options granted hereby are fully vested and may be exercised at any time prior to expiration as described herein.

         (b) 750,000 options granted hereby are conditioned upon the successful completion of financing(s) for Phase I of the Company's asphalt project; and upon such completion, two-thirds of the conditional options (500,000) granted hereby will be vested on April 22, 1997, and the remaining one-third of the conditional options (250,000) granted hereby will be vested on October 22, 1997.

         (c) Optionee shall notify Grantor in writing in person, by overnight courier or registered or certified mail, return receipt requested, addressed to its principal office, as to the number of Shares which Optionee desires to purchase hereunder, which notice shall be accompanied by payment (by cash or certified check) of the exercise price therefor, as specified in Paragraph 2 above. As soon as practicable thereafter, Grantor shall, at its principal office, tender to Optionee certificates issued in Optionee's name evidencing the Shares purchased by Optionee.

         (d) If the aggregate fair market value of all the stock with respect to which Incentive Stock Options are exercisable for the first time by Optionee during any calendar year under the Plan and all Incentive Stock Option plans of Grantor or its affiliates exceeds $100,000.00, the grant of the Incentive Stock Option hereunder shall not, to the extent of such excess, be deemed a grant of an Incentive Stock Option but will instead be deemed the grant of a Non-Qualified Stock Option under the Plan.




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         4.       Option Conditioned On Continued Employment.

         (a) If the employment of Optionee shall be terminated for cause, or if Optionee leaves such employment voluntarily, the options granted to Optionee hereunder shall expire immediately upon such termination. If such employment shall be terminated by the Corporation without cause, the option granted to Optionee hereunder shall immediately vest in full, and such option shall be exercisable until the end of the term hereof.

         (b) If Optionee dies (i) while employed by Grantor or a subsidiary or parent corporation, or (ii) within three (3) months after the termination of his employment other than voluntarily by Optionee or for cause, such option, subject to the provisions of subparagraph (d) of this Paragraph 4, may be exercised by a legatee or legatees of such option under Optionee's last will or by his personal representatives or distributees at any time within one (1) year after his death.

         (c) If Optionee becomes disabled within the definition of Section 22(e)(3) of the Code while employed by Grantor or a subsidiary or parent corporation, such option, subject to the provisions of subparagraph (d) of this Paragraph 4, may be exercised at any time within one (1) year after the termination of employment due to disability.

         (d) Except as specifically provided above, an option may not be exercised pursuant to this Paragraph 4 except to the extent that Optionee was entitled to exercise the option, or any part thereof, at the time of termination of employment or death, and in any event may not be exercised after the original expiration date of the option.

         5.       Divisibility and Non-Assignability of the Options.

         (a) Optionee may exercise the options herein granted from time to time during the periods of their respective effectiveness with respect to any whole number of Shares included therein, but in no event may an option be exercised as to less than one thousand (1,000) Shares at any one time, except for the remaining Shares covered by the option if less than one thousand (1,000).

         (b) Optionee may not give, grant, sell, exchange, transfer legal title, pledge, assign or otherwise encumber or dispose of the options herein granted or any interest therein, otherwise than by will or the laws of descent and distribution, and these options, or any of them, shall be exercisable during his lifetime only by Optionee.

         6.       Stock as Investment.

         By accepting these options, Optionee agrees for himself, his heirs and legatees that any and all Shares purchased hereunder shall be acquired for investment and not for sale or distribution, and upon the issuance of any or all of the Shares Optionee, or his heirs or legatees receiving such Shares, shall deliver to Grantor a representation in writing, that such Shares are being acquired in good faith for investment and not for sale or distribution. Grantor may place a "stop transfer" order with respect to such Shares with its transfer agent and place an appropriate restrictive legend on the stock certificate(s) evidencing such Shares.

         7.       Restriction on Issuance of Shares.

         Grantor shall not be required to issue or deliver any certificate for Shares purchased upon the exercise of any option unless (a) the issuance of such shares has been registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or counsel to Grantor shall have given an opinion that such registration is not required; (b) approval, to the extent required, shall have been obtained from any state regulatory body having jurisdiction thereof; and (c) permission for the listing of such shares, if

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required,  shall have been given by NASDAQ and any national  securities exchange on which the Common Stock of Grantor is at the time of issuance listed.

         8.       Registration Rights

         (a) If, at any time during the exercise period hereof, Grantor proposes to file a registration statement with respect to any class of securities (other than pursuant to a registration statement on Forms S-4 or S-8 or any successor form) under the Securities  Act,  Grantor shall notify  Optionee at least twenty
(20) days prior to the filing of such registration statement and will offer to include in such registration statement all or any portion of the Shares. At the written request of Optionee, delivered to Grantor within ten (10) days after receipt of Grantor's notice, Optionee shall state the number of Shares that it wishes to sell or distribute publicly under the proposed registration statement. Grantor will use its best efforts, through its officers, directors, auditors and counsel in all matters necessary or advisable, to cause such registration statement to become effective as promptly as practicable. In that regard, Grantor makes no representations or warranties as to its ability to have the registration statement declared effective. In the event Grantor is advised by the staff of the SEC, NASDAQ or any self-regulatory or state securities agency that the inclusion of the Shares will prevent, preclude or materially delay the effectiveness of a registration statement filed by Grantor with respect to any securities other than the Shares, Grantor, in good faith, may amend such registration statement to exclude the Shares without otherwise affecting Optionee's rights to any other registration statement herein.

                  (i) Primary Registrations. If a registration statement is filed with respect to an underwritten primary registration on behalf of Grantor, and if the underwriter thereof advises Grantor in writing that, in its opinion, the number of Shares requested to be included in such registration statement exceeds the number that can be sold in such offering without materially adversely affecting the distribution of securities by the underwriter, then Grantor will include in such registration statement first, the securities that Grantor proposes to sell and second, the Shares requested to be included in such registration statement, to the extent permitted by such underwriter. Any sales of Shares shall be apportioned pro rata among Optionee and the holders of any other securities requesting registration pursuant to registration rights according to the amounts of Shares and such other securities requested to be registered.

         Notwithstanding the above, if any such underwriter shall advise Grantor in writing that the distribution of the Shares requested to be included in the registration statement concurrently with the securities being registered by Grantor would materially adversely affect the distribution of such securities by Grantor, then Optionee shall delay his offering and sale for such period ending on the earliest of (a) 180 days following the effective date of Grantor's registration statement or (b) such date as Grantor, managing underwriter and Optionee shall otherwise agree. In the event of such delay, Grantor shall file such supplements, post-effective amendments and take any such other steps as may be necessary to permit such Optionee to make his proposed offering and sale for a period of ninety (90) days immediately following the end of such period of delay. If any party disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to Grantor, the underwriter and Optionee.

             (ii) Priority on Secondary Registrations. If a registration statement is filed with respect to an underwritten secondary registration on behalf of holders of securities of Grantor, and the underwriter thereof advises Grantor in writing that in its opinion the number of Shares requested to be included in such registration statement exceeds the number which can be sold in such offering without materially adversely affecting the distribution of such securities, then Grantor will include in such registration statement such securities requested to be included in such registration statement, as permitted by the managing

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underwriter, any sales of which shall be apportioned pro rata among Optionee and the holders of any other securities requesting registration according to the amounts of Shares and other securities requested to be registered.

                  (iii) Rule 144 Exception. Notwithstanding the foregoing, Grantor shall not be required to file a registration statement to include the Shares pursuant to this Agreement if, in the opinion of counsel for Grantor, all of the Shares proposed to be disposed of may be transferred pursuant to the provisions of Rule 144 under the Securities Act.

         (b) In the event of any registration of a security pursuant to this Agreement, Grantor shall indemnify Optionee and its officers and directors against all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus (and as amended or supplemented) relating to such registration, or caused by any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they are made unless such statement or omission was made in reliance upon and in conformity with information furnished to Grantor by Optionee expressly for use therein. Optionee shall also indemnify Grantor, its officers and directors and each underwriter of the Shares so registered with respect to losses, claims, damages and liabilities caused by any untrue statement or omission made in reliance upon and in conformity with information furnished by Optionee to Grantor expressly for use in such registration statement or prospectus.

         (c) All expenses of any registration referred to in this Agreement, except the fees and disbursements of counsel to Optionee, underwriting commissions or discounts, filing fees and any transfer or other taxes applicable to the Options and/or Shares, shall be borne by Grantor.

         9.       Adjustments Upon Changes in Capitalization.

         (a) In the event of changes in the outstanding Common Stock of Grantor by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations, or exchanges of shares, separations, reorganizations, or liquidations, the number and class of shares as to which the options may be exercised shall be correspondingly adjusted by Grantor. No adjustment shall be made with respect to stock dividends or splits which do not exceed 10% in any fiscal year, cash dividends or the issuance to stockholders of Grantor of rights to subscribe for additional shares of Common Stock or other securities. Anything to the contrary contained herein notwithstanding, the Board of Directors of Grantor shall have the discretionary authority to take any action necessary or appropriate to prevent these options from being disqualified as "Incentive Stock Options" under the United States income tax laws then in effect.

         (b) Any adjustment in the number of Shares shall apply proportionately to only the unexercised portion of an option granted hereunder. If fractions of a share would result from any such adjustment, the adjustment shall be revised to the next higher whole number of Shares so long as such increase does not result in the holder of the option being deemed to own more than 5% of the total combined voting power or value of all classes of stock of Grantor or its subsidiaries.

         (c) Notwithstanding anything contained herein to the contrary, a merger or consolidation in which Grantor is not the surviving corporation, or a sale of substantially all of Grantor's assets or capital stock shall cause the unexercised options to terminate automatically, unless otherwise provided by the Board of Directors.



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         10.      No Rights in Option Stock.

         Optionee shall have no rights as a shareholder in respect of Shares as to which the option granted hereunder shall not have been exercised and payment made as herein provided.

         11.      Effect Upon Employment.

         This Agreement does not give Optionee any right to continued employment by Grantor.

         12.      Binding Effect.

         Except as herein otherwise expressly provided, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors legal representatives and assigns.

         13.      Agreement Subject to Plan.

         Notwithstanding anything contained herein to the contrary, this Agreement is subject to, and shall be construed in accordance with, the terms of the Plan, and in the event of any inconsistency between the terms hereof and the terms of the Plan, the terms of the Plan shall govern.

         14.      Miscellaneous.

         This Agreement shall be construed under the laws of the State of New York applied to agreements made and to be performed entirely within such State. Headings have been included herein for convenience of reference only and shall not be deemed a part of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                    AMERICAN INTERNATIONAL PETROLEUM CORPORATION

                                    By:   Denis J. Fitzpatrick
                                       -----------------------------------------
                                          Denis J. Fitzpatrick
                                          Vice President

                                    ACCEPTED AND AGREED TO:

                                      /s/  George N. Faris
                                    --------------------------------------------
                                           George N. Faris


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